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                                                                   EXHIBIT 10.11

  AMENDMENT DATED AS OF NOVEMBER 1, 2001 TO THE CRESCENT REAL ESTATE EQUITIES
      COMPANY 1994 STOCK INCENTIVE PLAN AND THE THIRD AMENDED AND RESTATED
         1995 CRESCENT REAL ESTATE EQUITIES COMPANY STOCK INCENTIVE PLAN

         3.2 PAYMENT OF PURCHASE PRICE. The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Option either
         (i) in cash, (ii) by certified or cashier's check, (iii) by delivery to the Company (either directly or by attestation) of shares of Common Stock already owned by the Participant, if permitted by the Committee,
         (iv) by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, such note to provide for the right to repay the note partially or wholly with Common Stock and to bear interest at a rate at least equal to the applicable Federal rate (within the meaning of Section 7872(f)(2) of the Code), and otherwise to have such terms as shall be specified by the Committee, (v) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vi) as to Employees and Advisors, in any other form of valid consideration, as permitted by the Committee in its discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value. Pursuant to the authority granted in the Plan, and subject to the limitations contained in clause (iv), the Committee may amend or revise the terms of a note previously issued pursuant to this Section 3.2, or replace it with a new note, provided that no such amendment or revision that could have an adverse effect on the Optionee shall be effective without the consent of the Optionee.